UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2020
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2020, the Board of Directors (the “Board”) of California Resources Corporation (the “Company”) adopted that certain Executive Severance Plan (the “Plan”), pursuant to which certain officers of the Company are eligible to receive certain compensation and benefits, as described in more detail below.
Participants in the Plan are designated by the Compensation Committee of the Board and classified at either a “Chief Executive Officer,” “EVP and SVP Level” or “VP Level” participation level (each as defined in the Plan) and will be eligible to receive varying compensation and benefits based upon their classification in the event of certain terminations of employment as described below.
Upon a termination by the Company without “Cause” (as defined in the Plan), participants in the Plan will be eligible to receive the following compensation and benefits:

•
periodic severance payments equal to 2.0 (for the Chief Executive Officer), 1.5 (for EVP and SVP Level) or 1.0 (for VP Level) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus for the year in which the termination occurred; and

•	continued subsidized health care benefits under the Company’s group health care plans for up to the term of the severance payments.
Upon a termination by the Company without Cause or by a participant for Good Reason within 24 months following a “Change in Control” (as defined in the Plan), participants in the Plan will be eligible to receive the following benefits:

•
periodic severance payments equal to 2.5 (for the Chief Executive Officer), 2.0 (for EVP and SVP Level) or 1.5 (for VP Level) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus for the year in which the termination occurred; and

•	continued subsidized health care benefits under the Company’s group health care plans for up to the term of the severance payments, not to exceed 24 months; and

•
vesting of awards granted under the Company’s Long-Term Incentive Plan, with any performance conditions deemed earned at the level contemplated in the applicable award agreement and payment according to the terms of the applicable award agreement.

In order to receive any of the foregoing severance benefits under the Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. Compensation and benefits provided to a participant under the Plan are subject to recoupment by the Company in the event of a material breach of any covenant under the Plan or in accordance with the Company’s recoupment policy.
If the severance benefits under the Plan would trigger an excise tax for a participant under Section 4999 or Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” are to be delayed in accordance with the Code.
The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	California Resources Corporation Executive Severance Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President, Finance

DATED: March 24, 2020